SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2002 (October 17, 2002)
Date of Report (Date of earliest event reported)

Zions Bancorporation
(Exact name of registrant as specified in its charter)

Utah	0-2610	87-0227400
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, Suite 1134, Salt Lake City, Utah	84111
(Address of principal executive offices)	(Zip Code)
(801) 524-4787
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On October 17, 2002, Zions Bancorporation issued a press release announcing its third quarter earnings. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety herein. Also included is an additional schedule titled “Consolidated Statements of Income by Quarter” that shows five quarters of income statement information consistently reflecting operations discontinued in the third quarter of 2002.

Item 7.    Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release, dated October 17, 2002 with additional Consolidated Statements of Income by Quarter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ZIONS BANCORPORATION

By:	/s/ DOYLE L. ARNOLD
Doyle L. Arnold Executive Vice President & Chief Financial Officer

Date:  October 21, 2002

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